Exhibit 3.6

CERTIFICATE OF AMENDMENT

OF THE

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ASCENT ASSURANCE, INC.

Under Section 242 of the General Corporation Law

            Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), the undersigned corporation (the “Corporation”) does hereby certify:

            FIRST: That Article First of the Second Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) has been amended in its entirety to read as follows:

            “FIRST: The name of the Corporation is USHEALTH Group, Inc.”; and

            SECOND: That the amendment of the Certificate of Incorporation herein certified was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Patrick H. O’Neill, its Executive Vice President, General Counsel and Secretary, this 3rd day of March, 2005.

ASCENT ASSURANCE, INC.

By: /s/ Patrick H. O'Neill Name: Patrick H. O’Neill Title: Executive Vice President, General Counsel and Secretary